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EXHIBIT 4.2

INITIAL DATE: FEBRUARY 29, 2000
WARRANTS TO PURCHASE COMMON STOCK
NUMBER ZOW 0269	ZEROS & ONES, INC.
This certifies that FOR VALUE RECEIVED		WARRANTS
SPECIMEN

or registered assigns, is the owner of the number of Warrants set forth above, each of which represents the right, at any time commencing on the Initial Date (the "Initial Date") first above written and ending on or before 5:00 p.m., Los Angeles time, on December 31, 2002, on which date such Warrants expire, initially to purchase one share of Common Stock, no par value per share, of the Company (hereinafter called the "Common Stock") at the price of $1.83 per share (the "Warrant Price"), subject to adjustment and to the terms of this Warrant. Each such purchase is deemed effective only upon surrender of this Warrant to the Company's transfer agent at its office with the form of Election to Exercise duly filled in signed, and upon payment in full to the Company the Warrant Price (i) in cash or (ii) by certified or official bank check. This Warrant may only be exercised in conjunction with other Warrants such that only full shares of Common Stock are issued upon the simultaneous exercise of all such Warrants.

The Company has the right to call the Warrants at any time that the bid price of the Company's Common Stock on the OTC Bulletin Board, NASDAQ or other public trading market is equal to or greater than $2.50 per share for 20 consecutive trading days. If the Company has the right to and does call the Warrants, registered holders of Warrant Certificates will have a period of 30 days from the date of notification of the call to exercise the Warrants or they will expire unexercised. If the Company calls the Warrants, it will then proceed to file a registration statement with the Securities and Exchange Commission to register the shares issuable upon the exercise of the Warrants in order for those shares to become free trading.

The Warrant Price and, at the Company's option, either (y) the number of shares of Common Stock purchasable on the exercise of each Warrant or (z) the number of Warrants outstanding, are subject to proportionate adjustment in the event of a recapitalization, reorganization, stock split, reverse stock split, or similar transaction. In the event the Company elects to adjust the number of Warrants outstanding rather than the number of shares of Common Stock purchasable on the exercise of each Warrant, the Company will distribute to registered holders of Warrant Certificates either Warrant Certificates representing any additional Warrants issuable pursuant to the adjustment or substitute Warrant Certificates to replace all outstanding Warrant Certificates.

The Company shall not be required upon the exercise of the Warrants, or upon any adjustment, to issue fractions of shares of Common Stock, to distribute stock certificates that evidence fractional shares of Common Stock, or to issue Warrant Certificates representing fractional Warrants, but shall make adjustments in cash for any fraction of a share or Warrant. If the Warrants represented by this Warrant Certificate are exercised in part, the registered holder hereof shall be entitled to receive, upon surrender hereof, another Warrant Certificate for the balance of the number of whole Warrants not exercised as provided in the Warrant Agreement.

This Warrant Certificate may be exchanged or transferred either separately or in combination with other Warrant Certificates at the Company's transfer agent for new Warrant Certificates representing the same aggregate number of Warrants as were evidenced by the Warrant Certificate exchanged, upon surrender of this Warrant Certificate and upon compliance with the conditions of this Warrant.

Upon any such transfer, a new Warrant Certificate or new Warrant Certificates of different denominations, representing in the aggregate a like numbers of Warrants, will be issued to the transferee. Every holder of Warrants, by accepting this Warrant Certificate, consents and agrees with the Company and with every subsequent holder of this Warrant Certificate, that until due presentation for the registration of transfer of this Warrant Certificate on the Warrant Register maintained by the transfer agent, the Company may treat the person in whose name this Warrant Certificate is registered as the absolute and lawful owner for all purposes whatsoever and the Company shall not be affected by any notice to the contrary.
Nothing contained in this Warrant Certificate shall be construed as conferring on the holder of any Warrants or his transferee any rights whatsoever as a shareholder of the Company.
This Warrant Certificate shall be deemed a contract made under the laws of the State of California and for all purposes shall be construed in accordance with the laws of the State of California without giving effect to the principles of conflicts of laws thereof.
IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.
Dated:
COUNTERSIGNED
U.S. STOCK TRANSFER CORPORATION		ZEROS & ONES, INC.
As Warrant Agent
By:
Authorized Signature		/s/ [ILLEGIBLE] SECRETARY	/s/ [ILLEGIBLE] CHAIRMAN & CEO
ZEROS & ONES, INC. INCORPORATED SEAL April 21, 1995 NEVADA

SUBSCRIPTION FORM
To Be Executed by the Registered Holder in Order to Exercise Warrants

    The undersigned Registered Holder hereby irrevocably elects to exercise            Class A Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Class A Warrants, and requests that certificates for such securities shall be issued in the name of

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

(please print or type name and address)

and be delivered to

(please print or type name and address)

and if such number of Class A Warrants shall not be all the Class A Warrants evidenced by this Warrant Certificate, that a new Class A Warrant Certificate for the balance of such Class A Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.

    The undersigned represents that the exercise of the Class A Warrants evidenced hereby was solicited by a member of the National Association of Securities Dealers, Inc. If not solicited by an NASD member, please write "unsolicited" in the space below. Unless otherwise indicated by listing the name of another NASD member firm, it will be assumed that the exercise was solicited by D.H. Blair Investment Banking Corp. or D.H. Blair & Co., Inc.

(Name of NASD Member)
Dated:	X

Address
Taxpayer Identification Number
Signature Guaranteed

THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A MEMBER OF THE MEDALLION STAMP PROGRAM.

ASSIGNMENT
To Be Executed by the Registered Holder in Order to Assign Warrants

FOR VALUE RECEIVED,                          hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF TRANSFEREE

(please print or type name and address)

of the Class A Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints

Attorney

to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:	X	[ILLEGIBLE]

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  EXHIBIT 4.2